SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2003

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On March 27, 2003, Lyondell Chemical Company (“Lyondell”) announced that its joint venture Equistar Chemicals, LP (“Equistar”) is entering into a 15-year propylene supply arrangement with Sunoco, Inc. (“Sunoco”) and is selling its Bayport polypropylene manufacturing unit in Pasadena, Texas to Sunoco. Lyondell’s March 27, 2003 press release regarding these transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K. The transactions are effective as of March 31, 2003.

The total consideration to Equistar for the supply arrangements and asset sale is approximately $190 million, plus the value of the Bayport polypropylene inventory. The net proceeds received by Equistar have initially been used to repay all $104 million of borrowings then-outstanding under Equistar’s revolving credit facility.

As a result of the transactions, the commitment under Equistar’s revolving credit facility has been reduced by $96 million, to $354 million.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ KERRY A. GALVIN
Name: Kerry A. Galvin Title: Senior Vice President, General Counsel & Secretary

Date: March 31, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release